Exhibit 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-114600, 333-121681 and 333-130872) and the
Registration Statements on Form S-8 (No. 333-119898) of Delcath Systems, Inc. of our report dated March 15, 2007, relating to the financial statements and the financial statement schedule which appear in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Annual Report on Form 10-K.



/s/ Carlin, Charron & Rosen, LLP


Glastonbury, Connecticut
March 16, 2007